EXHIBIT 99.1
     NEWS RELEASE

CONTACTS:	R. Jeffrey Williams	Gene Marbach
	Interim Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8982	(212) 508-9600
O’CHARLEY’S INC. REPORTS COMPARABLE SALES INCREASES AND
RESULTS FOR FIRST QUARTER 2011
All three concepts post positive comparable sales and guest counts for the first time in 5 years
NASHVILLE, Tenn. (May 17, 2011) — O’Charley’s Inc. (NASDAQ: CHUX) today reported operating results for the 16-week period ended April 17, 2011.
Financial and Operating Highlights
•	Comparable sales and guest counts increased in all three restaurant concepts:
•	O’Charley’s comparable sales and guest counts for company-operated restaurants increased by 0.4 percent and 0.9 percent, respectively.

•	Ninety Nine Restaurants’ comparable sales and guest counts increased 3.1 percent and 0.9 percent, respectively.

•	Stoney River Legendary Steaks’ comparable sales and guest counts increased by 8.4 percent and 13.9 percent, respectively.
•	First quarter revenue decreased by 0.8 percent to $265.0 million from $267.1 million in the first quarter of 2010 as a 1.5 percent increase in blended comparable restaurant sales was offset by a 2.2 percent decrease in restaurant sales resulting from restaurant closures in the prior year.

•	The calendar shift of Easter into the second quarter of 2011 positively impacted first quarter restaurant sales by 0.4 percent.

•	Restaurant-level margins declined to 14.7 percent of restaurant sales from 15.8 percent of restaurant sales in the same prior year quarter.

•	Income from operations was $5.3 million, or 2.0 percent of revenue, compared to income from operations of $3.2 million, or 1.2 percent of revenue in the same prior year quarter. The company recognized impairment charges of $0.2 million and $3.1 million during the first quarters of 2011 and 2010, respectively.

CHUX Reports First Quarter 2011 Results

May 17, 2011
Financial and Operating Highlights —continued
•	Income from continuing operations was $1.9 million, or $0.09 per diluted share, in the first quarter of 2011 compared to a loss from continuing operations of $1.6 million, or $0.08 per diluted share, in the same prior year quarter.

•	Net income for the first quarter of 2011 was $1.8 million, or $0.08 per diluted share, compared to a net loss in the same prior year quarter of $4.3 million, or $0.21 per diluted share.

•	The Company finished the quarter with $36.5 million of cash on the balance sheet and over $33 million remaining availability on its revolving credit facility.
          “During the first quarter, we saw comparable sales increase at the O’Charley’s concept for the first time in 5 years. Our Ninety Nine and Stoney River concepts each had their third consecutive quarter of comparable sales improvement. Stoney River also had their sixth consecutive quarter of guest count increases,” said David W. Head, president and chief executive officer of O’Charley’s Inc.
          “We believe that our improved sales performance was driven by our focus on these key points of our turnaround plan: (1) lead with food and win with food: serving a menu of memorable offerings priced to provide a compelling value for our guests; (2) operate great restaurants: consistently delivering a quality dining experience; (3) drive guest visits through effective messages: clearly communicating the attributes of our concepts; and (4) provide attractive and comfortable restaurants: delivering a great environment for our guests every day at each O’Charley’s, Ninety Nine and Stoney River restaurant.”
          “While we are encouraged by the improvement in comparable sales and our improvements in our guest satisfaction metrics, we recognize that this is but the first step in strengthening guest loyalty in all three of our concepts. We are focused on translating this progress into long-term sustainable growth in sales and profitability. We are following a disciplined plan, with a highly-dedicated management team focused on executing our plan. Every team member understands that our work has just begun and we do not equate one quarter of positive sales and guest counts with success.”
Outlook for the Second Quarter of 2011
     For the second quarter of 2011, the Company is forecasting total revenue of between $190 million and $195 million, loss/income from operations of between a loss of $1 million and income of $2 million, and adjusted EBITDA of between $9 million and $12 million. The Company’s second quarter is a 12-week quarter, whereas its first quarter was a 16-week quarter. Based upon historical seasonal patterns, average weekly sales per restaurant and restaurant level margins are higher in the first quarter than in the subsequent three quarters. Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to income from operations is included with the supplementary information to this release.
Investor Conference Call and Web Simulcast
     O’Charley’s Inc. will conduct a conference call on its 2011 first quarter earnings release on May 17, 2011, at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (800) 762-8779, and the confirmation passcode is 4436705. Please dial in 10 minutes prior to the beginning of the call. A replay of the conference call will be available through May 31, 2011, by dialing (800) 406-7325 and entering passcode 4436705.

CHUX Reports First Quarter 2011 Results

May 17, 2011
     The live broadcast of O’Charley’s conference call will be available online:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=82565&eventID=3987671.
     If you are unable to participate during the live Webcast, the call will be archived on the Company’s Web site at www.ocharleysinc.com, as well as www.streetevents.com and www.earnings.com, and will be available through May 31, 2011.
About O’Charley’s Inc.
O’Charley’s Inc., headquartered in Nashville, Tennessee, is a multi-concept restaurant company that operates or franchises a total of 343 restaurants under three concepts: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 227 restaurants in 18 states in the Southeast and Midwest, including 221 company-owned and operated O’Charley’s restaurants, and 6 restaurants operated by franchisees. The menu, with an emphasis on fresh preparation, features several specialty items, such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The Company operates Ninety Nine restaurants in 106 locations throughout New England and upstate New York. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Company operates 10 Stoney River Legendary Steaks restaurants in six states in the Southeast and Midwest. This steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Forward Looking Statement
The forward looking statements in this press release and statements made by or on behalf of the
Company relating hereto, including those containing words like “forecast,” “expect,” “project,” “believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to the finalization of the Company’s first quarter financial and accounting procedures, and may be affected by certain risks and uncertainties, including, but not limited to, the deterioration in the United States economy and the related adverse effect on our sales of decreased consumer spending; the Company’s ability to comply with the terms and conditions of its financing agreements; the Company’s ability to maintain or increase operating margins and comparable store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results; the effect of increased competition; the Company’s ability to sell or sublease closed restaurants and other surplus assets; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
###

CHUX Reports First Quarter 2011 Results

May 17, 2011
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
16 Weeks Ended April 17, 2011 and April 18, 2010
All percentages shown as a percentage of total revenue unless indicated otherwise

			(2)
	2011		2010
	(in thousands, except per share data)
Revenues:
Restaurant sales	$264,725	99.9%	$266,767	99.9%
Franchise and other revenue	321	0.1%	333	0.1%

	265,046	100.0%	267,100	100.0%
Costs and expenses:
Cost of food and beverage	82,527	31.2%	78,148	29.3%
Payroll and benefits	90,866	34.3%	92,837	34.8%
Restaurant operating costs	52,469	19.8%	53,683	20.1%

Cost of restaurant sales (1), excluding depreciation and amortization shown below	225,862	85.3%	224,668	84.2%

Advertising and marketing	11,105	4.2%	11,673	4.4%
General and administrative	11,049	4.2%	10,949	4.1%
Depreciation and amortization of property and equipment	11,602	4.4%	13,443	5.0%
Impairment and disposal charges, net	162	0.1%	3,129	1.2%
Pre-opening costs	0	0.0%	7	0.0%

	259,780	98.0%	263,869	98.8%

Income from operations	5,266	2.0%	3,231	1.2%

Other expense:
Interest expense, net	3,338	1.3%	4,043	1.5%
Other, net	4	0.0%	2	0.0%

	3,342	1.3%	4,045	1.5%

Income (Loss) from continuing operations before income taxes	1,924	0.7%	(814)	-0.3%

Income tax expense	38	0.0%	775	0.3%

Income (Loss) from continuing operations	1,886	0.7%	(1,589)	-0.6%

Loss from discontinued operations, net	(104)	0.0%	(2,755)	-1.0%

Net Income (Loss)	$1,782	0.7%	$(4,344)	-1.6%

Net Income (Loss) per share — basic
Income (Loss) from continuing operations	$0.09		$(0.08)
Loss from discontinued operations, net	$(0.01)		$(0.13)

Net Income (Loss)	$0.08		$(0.21)

Weighted-average common shares outstanding	21,397		21,066

Net Income (Loss) per share — diluted
Income (Loss) from continuing operations	$0.09		$(0.08)
Loss from discontinued operations, net	$(0.01)		$(0.13)

Net Income (Loss)	$0.08		$(0.21)

Weighted-average common shares outstanding	21,778		21,066

(1)	Percentages calculated as a percentage of restaurant sales.

(2)	Prior year results have been adjusted to reflect results from discontinued operations.
- more -

CHUX Reports First Quarter 2011 Results

May 17, 2011
O’Charley’s Inc.
Condensed Consolidated Balance Sheets (unaudited)
At April 17, 2011 and December 26, 2010

	2011	2010
	(in thousands)
Cash	$36,486	$29,693

Other current assets	32,913	33,050

Property and equipment, net	310,770	320,011

Trade names and other intangible assets	25,946	25,946

Other assets	12,466	14,041

Total assets	$418,581	$422,741

Current portion of long-term debt and capital leases	$1,139	$1,710

Other current liabilities	72,177	74,746

Long-term debt and capitalized lease obligations, net of current portion	117,008	117,164

Other liabilities	47,181	50,887

Shareholders’ equity	181,076	178,234

Total liabilities and shareholders’ equity	$418,581	$422,741

- more -

CHUX Reports First Quarter 2011 Results

May 17, 2011
O’Charley’s Inc. and Subsidiaries
Financial and Other Information (unaudited)
16 Weeks Ended April 17, 2011 and April 18, 2010
All percentages shown as percentage of restaurant sales

		16 weeks ended
		2011	2010
O’Charley’s Concept:
Number of restaurants open at period end	(1)	221	234
Average check per guest	(1)	$12.42	$12.45
Average weekly sales per restaurant	(1)	$48,046	$46,757

Restaurant sales (millions)		$169.9	$173.5

Costs and expenses:
Cost of food and beverage		31.8%	29.3%
Payroll and benefits		34.1%	34.4%
Restaurant operating costs (2)		18.9%	19.2%

Cost of restaurant sales		84.8%	82.9%

Ninety Nine Concept:
Number of restaurants open at period end		106	113
Average check per guest		$14.94	$14.60
Average weekly sales per restaurant		$49,552	$46,870

Restaurant sales (millions)		$84.0	$82.7

Costs and expenses:
Cost of food and beverage		29.3%	28.5%
Payroll and benefits		35.6%	36.7%
Restaurant operating costs (2)		21.9%	22.0%

Cost of restaurant sales		86.8%	87.2%

Stoney River Concept:
Number of restaurants open at period end		10	11
Average check per guest		$35.65	$37.54
Average weekly sales per restaurant		$67,219	$59,994

Restaurant sales (millions)		$10.8	$10.6

Costs and expenses:
Cost of food and beverage		36.4%	35.3%
Payroll and benefits		27.3%	26.1%
Restaurant operating costs (2)		18.9%	20.4%

Cost of restaurant sales		82.6%	81.8%

(1)	Excludes franchised restaurants

(2)	Includes rent: 100% of the Ninety Nine restaurant locations are leased (land or land and building) as compared to 57% for O’Charley’s and 70% for Stoney River.
- more -

CHUX Reports First Quarter 2011 Results

May 17, 2011
O’Charley’s Inc. and Subsidiaries
Calculation of Adjusted EBITDA (unaudited) (1)
A Non-GAAP Financial Measure
16 Weeks Ended April 17, 2011 and April 18, 2010

	Quarter
	2011	2010
Income from Operations	$5,266	$3,231

Add:
Depreciation and amortization	11,602	13,443

Impairment and disposal charges, net (2)	162	3,129

Stock-based compensation expense (3)	895	1,434

Severance, recruiting and relocation expense (4)	373	—

Changes in deferred compensation balances (5)	201	280

Adjusted EBITDA	$18,499	$21,517

Notes:

(1)	We present Adjusted EBITDA as a supplemental measure which we believe is indicative of our ongoing performance. We define Adjusted EBITDA as Income from Operations plus (i) depreciation and amortization, (ii) impairment and disposal charges, net, (iii) stock-based compensation expense, (iv) severance, recruiting and relocation expense for management changes and (v) changes in deferred compensation balances. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Also, our credit agreement uses measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

(2)	Long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Charges include the non-cash write-down of assets to their estimated recovery value as well as certain cash expenses related to the holding and disposition of assets no longer in service.

(3)	Includes charges relating to the discount on the Company’s Employee Stock Purchase Plan and stock-based compensation plans.

(4)	Includes cash and non-cash charges relating to significant organizational changes.

(5)	The Company sponsors a deferred compensation plan for certain management employees, which is fully funded with a “Rabbi Trust.” Changes in the value of the employee’s self-directed balances are reported in compensation expense, with an offsetting amount in interest expense, net.
- end -